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                                                                    Exhibit 99.1

                                 SonicWALL, Inc.

                             STOCK OPTION AGREEMENT

I.       NOTICE OF STOCK OPTION GRANT

         Cosmo Santullo
         c/o SonicWALL, Inc.
         1160 Bordeaux Drive
         Sunnyvale, California  94089

         You (the "Optionee") have been granted an option to purchase shares (the "Shares") of the Common Stock of SonicWALL, Inc., a California corporation (the "Company"), subject to the terms and conditions of this Stock Option Agreement. The terms of your grant are set forth below:

          Date of Grant:                              October 17, 2001

          Vesting Commencement Date:                  October 17, 2001

          Exercise Price per Share:                   $15.65 per share

          Total Number of Shares Granted:             2,400,000

          Total Exercise Price:                       $37,560,000

          Type of Option:                             Nonstatutory Stock Option

          Term/Expiration Date:                       October 16, 2011

         Exercise and Vesting Schedule:

         The Shares subject to this Option shall vest according to the following schedule:

         This Option shall become exercisable in equal monthly installments, vesting at the rate of 1/48th (50,000 Shares) each month, until fully vested at the end of 48 months of continuous employment with the Company. If the Company is subject to a Change in Control before your employment with the Company terminates and you are subject to an Involuntary Termination within six months after that Change in Control, then this Option shall immediately become exercisable with respect to 50% of your then unvested shares.

         Until the stock certificate evidencing the Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or

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cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in this Option Agreement. Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares.

         "Involuntary Termination" means either (a) involuntary discharge by the Company for reasons other than Cause or (b) voluntary resignation following a change in your position with the Company whereby you are no longer serving as the Company's Chief Executive Officer.

         "Cause" means (a) an unauthorized use or disclosure of the Company's confidential information or trade secrets, which use or disclosure causes material harm to the Company, (b) a material breach of any agreement between you and the Company, following written notice thereof and 48 hours to cure if curable, (c) a material failure to comply with the Company's written policies or rules, following written notice thereof and 48 hours to cure if curable, (d) conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof, (e) gross negligence or willful misconduct, (f) a continued failure to perform assigned duties after receiving written notification of such failure from the Company's Board of Directors (the "Board") or (g) your not having relocated and established your primary residence in the Bay Area, California, so that you can work full-time from the Sunnyvale, California, headquarters by August 31, 2002. The Company may not avail itself of Clause (g) after February 28, 2003.

         "Change in Control" means (a) a merger or acquisition in which the Company is not the surviving entity (defined as a corporation in which the Company's shareholders do not hold a controlling interest), except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company or (c) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those holding such stock immediately prior to such merger.

         Termination Period:

         This Option may be exercised, to the extent vested, for three (3) months after Optionee ceases to be an employee of the Company or a Subsidiary ("Employee") or for such longer period as may be applicable upon the death or disability of Optionee as provided herein, but in no event later than the Term/Expiration Date as provided above. The term "Subsidiary" shall mean a subsidiary of the Company, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

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II.  AGREEMENT

     1. Grant of Option. The Company hereby grants to Optionee an Option to purchase the Shares set forth in the Notice of Stock Option Grant (the "Notice of Grant"), at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price").

     2. Exercise of Option.  This Option is exercisable as follows:

        (a) Right to Exercise.

            (i) This Option shall be exercisable cumulatively according to the vesting schedule set out in the Notice of Grant. For purposes of this Stock Option Agreement, the Shares subject to this Option shall vest based on Optionee's continued status as an Employee.

            (ii)   This Option may not be exercised for a fraction of a Share.

            (iii) In the event of Optionee's death, disability or other termination of the Optionee's status as an Employee, Sections 5, 6 and 7 below govern the exercisability of the Option.

            (iv) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

        (b) Method of Exercise. This Option shall be exercisable in accordance with the Company's standard exercise procedures (currently the AST system).

        No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

        (c) Method of Payment. Payment of the Exercise Price shall be in accordance with the Company's standard exercise procedures (currently the AST system). Upon any exercise, Optionee shall deliver to the Company the full Exercise Price for the number of Shares then exercised, as well as all applicable withholding taxes.

     3. Restrictions on Exercise. If the issuance of Shares upon the exercise of this Option or the method of payment for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

     4. Termination of Relationship. If Optionee ceases to be an Employee (other than by reason of the Optionee's death or the total and permanent disability of the Optionee as defined in Code Section 22(e)(3)), Optionee may exercise this Option during the Termination Period set out in the Notice of Grant, to the extent the Option was vested at the date of such termination. To the extent that Optionee was not vested in this Option at the date on which Optionee ceases to be an Employee, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

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     5.  Disability of Optionee. If Optionee ceases to be an Employee as a result of his or her total and permanent disability as defined in Code Section 22(e)(3), Optionee may exercise the Option to the extent the Option was vested at the date on which Optionee ceases to be an Employee, but only within twelve
(12) months from such date (and in no event later than the expiration date of the term of this Option as set forth in the Notice of Grant). To the extent that the Option is not vested at the date on which Optionee ceases to be an Employee, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

     6. Death of Optionee. If Optionee ceases to be an Employee as a result of the death of Optionee, the vested portion of the Option may be exercised at any time prior to the expiration date of the term of this Option (as set forth in the Notice of Grant) by Optionee's estate or by a person who acquires the right to exercise the Option by bequest, inheritance or written beneficiary designation. To the extent that the Option is not vested at the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate.

     7. Non-Transferability of Option. This Option may not be transferred in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     8. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant.

     9. Leaves of Absence. If the Company grants Optionee a leave of absence in writing, Optionee shall not be deemed to be an Employee of the Company during such leave of absence and Optionee may not exercise this Option during such leave of absence.

     10. Changes in Capitalization and Reorganizations. Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option and the per Share exercise price of this Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, payment of a stock dividend on the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares subject to this Option.

                  The Board, if it so determines in the exercise of its sole discretion, may also make provision for adjusting the number or class of securities covered by this Option, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation.

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         Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company this Option shall terminate and thereupon become null and void. The Optionee shall be given not less than ten (10) days' notice of such event and the opportunity to exercise this Option before such event is effected.

         Upon any merger or consolidation, if the Company is not the surviving corporation, this Option shall either be assumed by the new entity or shall terminate in accordance with the provisions of the preceding paragraph.

     11. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     12. Restrictive Legends. Optionee understands and agrees that the Company shall cause any legends that may be required by state or federal securities laws to be placed upon any certificate(s) evidencing ownership of the Shares.

     13. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

     14. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Board, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on the Company and on Optionee.

     15. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     16. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party shown on the first page of this Stock Option Agreement, or to such other address as such party may designate in writing from time to time to the other party.

     17. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     18. Entire Agreement. The Option Agreement is incorporated herein by reference. This Agreement and the Option Agreement constitute the entire agreement of the parties and supersede

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in their entirety all prior undertakings and agreements of the Company and
Optionee with respect to the subject matter hereof.

                            [Signature page follows]

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         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

                                       SONICWALL, INC.

                                       By: /s/ Sreekanth Ravi

                                           Sreekanth Ravi

                                           Chairman of the Board of Directors

         OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

         Optionee hereby accepts this Option subject to all of the terms and provisions hereof. Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated: October 17, 2001                              /s/ Cosmo Santullo

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